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October 31, 2002

Accessor Funds, Inc.
1420 Fifth Streeet, #3600
Seattle, Washington, 98101

RE:             Accessor Funds, Inc. (the "Company"):
                Accessor Income Allocation Fund, Accessor Income & Growth Allocation Fund, Accessor Balanced Allocation Fund, Accessor Growth & Income Allocation Fund, Accessor Growth Allocation Fund and Accessor Aggressive Growth Allocation Fund (collectively, the "Allocation Funds"); and Accessor Growth Fund, Accessor Value Fund, Accessor Small to Mid Cap Fund, Accessor International Equity Fund, Accessor Intermediate Fixed-Income Fund, Accessor Short-Intermediate Fixed-Income Fund, Accessor High Yield Bond Fund, Accessor Mortgage Securities Fund, and Accessor U.S. Government Money Fund (collectively, the "Underlying Funds").
                Post-Effective Amendment No. 25

Dear Sir or Madam:

         In connection with the filing of Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A (File No. 33-41245) of the Company, which you intend to file with the Securities and Exchange Commission on October 31, 2002, we hereby consent to the reference to our firm as "counsel" in the Statement of Additional Information incorporated by reference into the prospectus of each the Advisor Class, Investor Class and Class C Shares of the Underlying Funds and the Allocation Funds and the Institutional Class Shares of the Accessor U.S. Government Money Fund.


                                              Very truly yours,

                                              /s/ KIRKPATRICK & LOCKHART LLP

                                              Kirkpatrick & Lockhart LLP